CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-202802, 333-212670 and 333-214598), Form S-1 (No. 333-221250) and Form S-8 (Nos. 333-43452, 333-154740, 333-197741, 333-178064 and 333-214596) of ParkerVision, Inc. of our report dated March 29, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Certified Public Accountants

Jacksonville, Florida
March 29, 2018

PricewaterhouseCoopers LLP, 76 South Laura Street, Suite 2100, Jacksonville, FL 32202 T: (904) 354 0671, F: (904) 366 3678, www.pwc.com/us